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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KCG Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        This filing relates to the proposed acquisition of KCG Holdings, Inc. ("KCG") by Virtu Financial, Inc. ("Virtu"), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 20, 2017, among KCG, Virtu, and Orchestra Merger Sub, Inc., an indirect wholly owned subsidiary of Virtu.

        On July 10, 2017, KCG distributed to certain beneficial owners of KCG's Class A common stock the following letter regarding the special meeting of stockholders scheduled to be held on July 19, 2017.

KCG Holdings, Inc.
300 Vesey Street
New York, New York 10282
1 646 682 6000 tel
1 800 544 7508 toll free
www.kcg.com

REMINDER—YOUR VOTE IS VERY IMPORTANT

July 10, 2017

Dear Stockholder:

        We recently mailed to you amended and restated proxy material for the special meeting of stockholders of KCG Holdings, Inc. (the "Company") scheduled to be held on July 19, 2017 (the "Special Meeting"). Our records indicate that, as of the date of this letter, your shares remain unvoted. Because the Company's proxy statement was amended and restated to include a new proposal, if you voted using the proxy card enclosed with the original proxy material dated June 1, 2017, your vote will not be counted and you must vote again using the enclosed proxy card.

        Your board of directors unanimously recommends that you vote "FOR" the merger proposal (Proposal 1 on your proxy card), "FOR" the Section 203 merger authorization proposal (Proposal 2 on your proxy card), "FOR" the compensation proposal (Proposal 3 on your proxy card), and "FOR" the adjournment proposal (Proposal 4 on your proxy card).

        Because approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares and approval of the Section 203 merger authorization proposal requires the affirmative vote of two-thirds of the outstanding shares (other than shares owned by Virtu Financial, Inc. ("Virtu") or that could be attributed to Virtu under Section 203 of the Delaware General Corporation Law), your vote is very important, regardless of the number of shares you own. To ensure your representation at the Special Meeting, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. To be valid, your vote must be received no later than 11:59 P.M. Eastern time on July 18, 2017.

Sincerely,

Daniel Coleman Chief Executive Officer	Charles E. Haldeman, Jr. Non-Executive Chairman of the Board

        If you need assistance in the voting of your shares or have questions about the Special Meeting, please contact the Company's proxy solicitor, Okapi Partners LLC, toll free at (855) 208-8903 or by email at KCGHoldings@okapipartners.com.

Additional Information and Where to Find It

        This filing may be deemed to be solicitation material in respect of the previously announced merger (the "Merger") between KCG and Virtu. In connection with the proposed Merger, KCG has filed relevant materials with the SEC, including an amended and restated proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF KCG ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING KCG'S AMENDED AND RESTATED PROXY STATEMENT AND ANY FURTHER AMENDMENT OR SUPPLEMENT THERETO, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain copies of the documents free of charge at the SEC's website (http://www.sec.gov). Investors and stockholders may also obtain copies of documents filed by KCG with the SEC by requesting them from KCG in writing at Investor Relations, KCG Holdings, Inc., 300 Vesey Street, New York, NY 10282 or by email at jmairs@kcg.com, or by visiting KCG's website (http://investors.kcg.com).

Participants in Solicitation

        KCG and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of KCG Class A Common Stock in connection with the proposed Merger. Information about KCG's directors and executive officers is available in KCG's proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the amended and restated proxy statement and other relevant materials filed with the SEC regarding the proposed Merger. Investors and stockholders should read the amended and restated proxy statement carefully before making any investment or voting decisions.

Forward-looking Statements

        Certain statements contained herein constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects," or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or similar expressions. These "forward-looking statements" are not historical facts and are based on current expectations, estimates and projections about KCG's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the inability to manage trading strategy performance and grow revenue and earnings; (ii) the receipt of additional payments from the sale of KCG Hotspot that are subject to certain contingencies; (iii) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by Congress, federal and state regulators, self-regulatory organizations and the media on market structure issues, and in particular, the scrutiny of high frequency trading, best execution, internalization, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (iv) past or future changes to KCG's organizational structure and management; (v) KCG's ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG's customers and potential customers; (vi) KCG's ability to keep up with technological changes; (vii) KCG's ability to effectively identify and manage market risk, operational and technology risk, cybersecurity risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (viii) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; (ix) the effects of increased competition and KCG's ability to maintain and expand market share; (x) the migration of KCG's Jersey City, NJ data center operations to other commercial data centers and colocations; (xi) the completion of the Merger in a timely manner or at all; (xii) obtaining required governmental approvals of the Merger on the terms expected or on the anticipated schedule; (xiii) KCG's stockholders failing to approve the Merger; (xiv) the parties to the Merger Agreement failing to satisfy other conditions to the completion of the Merger, or failing to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (xv) the effect of the announcement or pendency of the Merger on KCG s business relationships, operating results, and business generally; (xvi) risks that the proposed Merger disrupts current operations of KCG and potential difficulties in KCG employee retention as a result of the Merger; risks related to diverting management's attention from KCG s ongoing business operations; (xvii) the outcome of any legal proceedings that may be instituted against KCG related to the Merger Agreement or the Merger, including the recently filed action captioned Greenway v. KCG Holdings, Inc., et al., Case No. 2017-0421-JTL; and (xviii) the amount of the costs, fees, expenses and other charges related to the Merger. The list above is not exhaustive. Because forward-looking statements involve risks and uncertainties, the actual results and performance of KCG may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, KCG also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in KCG's reports with the SEC, including those detailed in "Risk Factors" in Part I, Item 1A and elsewhere in the Annual Report on Form 10-K for the year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time.

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REMINDER—YOUR VOTE IS VERY IMPORTANT